UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

CHINA PHARMA HOLDINGS, INC.
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 (Exact name of Registrant as specified in charter)

Delaware	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China                  570216
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange   Act   (17CFR240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 25, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of China Pharma Holdings, Inc., a Delaware corporation (the “Company”), approved an increase in the base salary of, and the grant of certain equity compensation to, the Company’s Chief Executive Officer and Chief Financial Officer.

Compensation to Ms. Zhilin Li

The Committee determined that, effective immediately, Ms. Zhilin Li, the Company’s Chairman and Chief Executive Officer, shall be entitled to an annual base salary of $220,000.

In addition, under the 2010 Long-Term Incentive Plan of the Company (the “2010 Incentive Plan”), the Committee granted to Ms. Li 75,000 shares of restricted stock, of which (i) 50,000 shares shall vest on May 25, 2012, and (ii) 25,000 shares shall vest on the six-month anniversary of the achievement of certain performance-based vesting criteria. The grant of restricted stock was made pursuant to the Company’s Form of Restricted Stock Grant Agreement filed as Exhibit 10.1 hereto.

Under the 2010 Incentive Plan, the Committee also granted Ms. Li non-qualified stock options to purchase 50,000 shares of common stock at an exercise price of $2.54 per share, the closing price of the Company’s common stock on the day prior to the day of grant, expiring on May 25, 2013, of which (i) 25,000 shares shall vest on May 25, 2012, and (ii) 25,000 shares shall vest on the three-month anniversary of the achievement of certain performance-based vesting criteria.  The grant of options was made pursuant to the Company’s Form of Non-Qualified Stock Option Grant Agreement filed an Exhibit 10.2 hereto.

Compensation to Mr. Frank Waung

The Committee determined that, effective as of April 28, 2011, Mr. Frank Waung, the Company’s Chief Financial Officer, shall be entitled to an annual base salary of $165,000.

Furthermore, under the 2010 Incentive Plan, the Committee granted to Mr. Waung 50,000 shares of restricted stock, of which (i) 25,000 shares shall vest on April 28, 2012, and (ii) 25,000 shares shall vest on the six-month anniversary of the achievement of certain performance-based vesting criteria. The grant of restricted stock was made pursuant to the Company’s Form of Restricted Stock Grant Agreement filed as Exhibit 10.1 hereto.

Under the 2010 Incentive Plan, the Committee also granted Mr. Waung non-qualified stock options to purchase 50,000 shares of common stock at an exercise price of $2.54 per share, the closing price of the Company’s common stock on the day prior to the day of grant, expiring on May 25, 2013, of which (i) 25,000 shares shall vest on April 28, 2012, and (ii) 25,000 shares shall vest on the three-month anniversary of the achievement of certain performance-based vesting criteria. The grant of options was made pursuant to the Company’s Form of Non-Qualified Stock Option Grant Agreement filed an Exhibit 10.2 hereto.

In addition, effective April 28, 2011, the Company renewed the employment agreement with Mr. Waung on the form of the previous employment agreement to reflect the terms referenced above.  A copy of the employment agreement is enclosed hereto as Exhibit 10.3.

Item 9.01.       Financial Statements and Exhibits.

(d)          Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

10.1	Form of Restricted Stock Grant Agreement

10.2	Form of Non-Qualified Stock Option Grant Agreement

10.3	Employment Agreement by and between the Company and Mr. Frank Waung dated May 31, 2011 and effective April 28, 2011.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2011

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Zhilin Li,
President and Chief Executive Officer